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                                                                    Exhibit 99.1

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                                                                           LOGO: TierOne Corporation
                                                                           Subscription & Community Stock Order Form
                                                                           ---------------------------------
                                                                                                                  TierOne Bank
                                                                              BANK                             Conversion Center
                                                                              USE                              xxx xxxxxx Street
                                                                                                               xxxxxxx, xxxxxxxx
                                                                           ---------------------------------  xxxxx (xxx) xxx-xxxx

                                                                           IMPORTANT-PLEASE NOTE: A
                                                                           properly completed original
                                                                           stock order form must be used        Expiration Date
                                                                           to subscribe for common stock.    for Stock Order Forms:
                                                                           Copies of this form are not       Xxxxxx, xxxxx xx, 2002
                                                                           required to be accepted.            x:00 p.m., Central
                                                                           Please read the Stock                    Daylight
                                                                           Ownership Guide and Stock                  Time
                                                                           Order Form Instructions as you
                                                                           complete this form.

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(1) Number of Shares                    (2) Total Payment Due       The minimum  number of shares that may be subscribed  for is 25
------------------------ Subscription ----------------------------  and the maximum  number of shares that may be subscribed for in
                            Price     $                             the subscription offering is xx,000 shares. See Instructions.
------------------------ X $10.00 =   ----------------------------
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    (3) Employee/Officer/Director Information                              (6) Purchaser Account Information
[ ] Check here if you are an employee, officer or director of       a. [ ] Check here if you are an Eligible Account Holder with a
    TierOne Bank or a member of such person's immediate family             deposit account(s) totalling $50.00 or more on
    living in the same household.                                          December 31, 2000.
                                                                           List account(s) below.
                                                                           ---------------------
    (4) Method of Payment/Check                  Check Amount
    Enclosed is a check, bank draft or    ------------------------  b. [ ] Check here if you are a Supplemental Eligible Account
    money order made payable to TierOne   $                                Holder with a deposit account(s) totalling $50.00 or
    Bank in the amount indicated in this  ------------------------         more on xxxxxxxx xx, 2002.
    box.                                                                   List account(s) below.
                                                                           ---------------------
------------------------------------------------------------------  c. [ ] Check here if you are a depositor with a deposit
    (5) Method of Payment/Withdrawal                                       account(s) as of xxxxxxx xx, 2002 or a borrower as of
    The undersigned authorizes withdrawal from the following               June 1, 1995 and continue to be a borrower as of xxxxxxx
    account(s) at TierOne Bank. There is no early withdrawal               xx, 2002.
    penalty for this form of payment. Individual Retirement                List account(s) below.
    Accounts or Qualified Plans maintained at TierOne Bank cannot          ---------------------
    be used unless special transfer arrangements are made.
                                                                     ------------------------------------------------------
------------------------------------------------------------------            Account Title                                 Bank
                                                             Bank          (Names on Accounts)        Account Number(s)     Use
 Amount Number(s) to Withdraw     $ Withdrawal Amount(s)     Use     ---------------------------------------------------------------
------------------------------------------------------------------
                                                                     ------------------------------------------------------
------------------------------------------------------------------
                                                                     ------------------------------------------------------
------------------------------------------------------------------
                                                                     ------------------------------------------------------
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                                                                     PLEASE NOTE:  FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT
------------------------------------------------------------------   THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.  IF
Total Withdrawal Amount      $                                       ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS
                             -------------------------------------   STOCK ORDER FORM.

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(7) Stock Registration/Form of Stock Ownership

[ ] Individual                     [ ] Joint Tenants              [ ] Tenants in Common

[ ] Fiduciary (i.e. trust estate)  [ ] Company/Corp/Partnership   [ ] Uniform Transfers to   [ ] IRA or other qualified plan
                                                                      Minors Act                 (beneficial owners ss# above)
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    (8) Name(s) in which stock is to be registered (please print    Adding the names of other persons who are not owners of your
        clearly)                                                    qualifying accounts will result in your order becoming null and void.
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    Name(s)                                                                         Social Security # or Tax ID

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    Name(s) continued                                                               Social Security # or Tax ID

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    Street Address                                                                  County of Residence

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    City                                      State          Zip Code

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                             Daytime                             Evening
    (9) Telephone            (                 )                 (                 )
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    (10) NASD Affiliation                                               (11) Associates/Acting In Concert
[ ] Check here if you are a member of the National Association of   [ ] Check here and complete the reverse side of this form, if
    Securities Dealers, Inc. ("NASD"), a person affiliated, or          you or any associates or persons acting in concert with you
    associated, with an NASD member, (continued on reverse side         have submitted other orders for shares.
    of this form)
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(12) Acknowledgment                                                                                                       BANK USE
To be effective, this stock order form and accompanying certification form must be properly completed and physically   -------------
received by TierOne Bank no later than x:00 p.m., Central Daylight Time, on Xxxxxx, xxxxx xx, 2002, unless extended;
otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by TierOne Bank, this stock order form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at TierOne Bank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of
perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order   -------------
form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of the Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of
another. TierOne Bank and TierOne Corporation will pursue any and all legal and equitable remedies in the event they   -------------
become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.     BANK USE
                                                                                                                       -------------
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Signature                                              Date     Signature                                                    Date

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                                      THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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Item (6) Purchaser Account Information - a, b & c continued:        Item (10) NASD continued:
------------------------------------------------------------------  ----------------------------------------------------------------
                                                             Bank   a member of the immediate family of any such person to whose
 Account Title (Names on Accounts)      Account Number(s)    Use    support such person contributes, directly or indirectly, or the
------------------------------------------------------------------  holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To
------------------------------------------------------------------  comply with conditions under which an exemption from the NASD's
                                                                    Interpretation With Respect to Free-Riding and Withholding is
------------------------------------------------------------------  available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a
------------------------------------------------------------------  period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member
------------------------------------------------------------------  within one day of payment therefor.

------------------------------------------------------------------  ----------------------------------------------------------------

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Item (11) Associates continued: List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.

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                                                  Number of                                                             Number of
 Name(s) listed on other stock order forms     Shares Ordered    Name(s) listed on other stock order forms continued  Shares Ordered
--------------------------------------------- ----------------   ---------------------------------------------------  --------------

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"Associate" is defined as: (i) any corporation or organization (other than TierOne Corporation, TierOne Bank or any majority-owned subsidiary thereof) of which such person is an officer, trustee or partner or is, directly or indirectly, the beneficial owner of
10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity
(exclusive of any of any tax-qualified employee stock benefit plan); (iii) any person who is related by blood or marriage to such person, and (i) lives in the same home as such person; or (ii) is a director or senior officer of TierOne Bank or any affiliate thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above;
provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate of any director, or officer of TierOne Corporation or TierOne Bank, to the extent provided in the plan. When used to refer to a person other than an officer or director of TierOne Bank, or TierOne Corporation. TierOne Bank in its sole discretion may determine the persons that are Associates of other persons. Directors of TierOne Corporation and TierOne Bank shall not be deemed to be Associates solely as a result of their membership on any such board or boards.
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                                YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
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                                                         CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY TIERONE CORPORATION, TIERONE BANK, THE FEDERAL GOVERNMENT OR BY ANY
GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the
Office of Thrift Supervision, Regional Director of the Dallas Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of TierOne Corporation (the "Company"), the proposed holding company for TierOne Bank, I received a prospectus of the Company dated xxxxxxx xx, 2002 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the
Company and describes in the "Risk Factors" section beginning on page xx, the risks involved in the investment in this common stock, including but not limited to the following:

1.  Our loan portfolio includes more loans with a higher risk of loss.
2.  Our purchases of loans outside our primary market area may increase our risks.
3.  Our continuing concentration of loans in our primary market area may increase our risks.
4.  Our low return on equity may cause our common stock to decline.
5.  Our future returns on equity will be adversely affected by the proceeds from the offering.
6.  An increase in the offering range would be dilutive.
7.  Our stock value may suffer from anti-takeover provisions that may impede potential takeovers.
8.  Higher interest rates could hurt our profitability.
9.  Our employee stock benefit plans will increase our costs.
10. Our employee stock benefit plans will be dilutive.
11. Our valuation is not indicative of the future value of our common stock.
12. There is no guarantee that an active trading market for your stock will develop, which may hinder your ability to sell your common stock.
13. The establishment of the TierOne Charitable Foundation will negatively impact our profits for the year ended December 31, 2002.
14. Failure to approve the TierOne Charitable Foundation may materially affect the pro forma market value of TierOne Corporation.

              (By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,
                                Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

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Signature                                                 Date       Signature                                              Date

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Print Name                                                           Print Name

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                                     THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

[Logo]  TierOne Corporation

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                                                        Stock Ownership Guide
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Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform
Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Nebraska Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NE (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
          o  The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
          o  The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
          o  A description of the document governing the fiduciary relationship, such as a trust agreement or court order.
             Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
          o  The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
          o  The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                                                   Stock Order Form Instructions
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Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in the subscription offering is
$500,000 (50,000 shares), and the maximum purchase in the community offering (if held) by any person, is $500,000 (50,000 shares).
However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than
$1,53700,000 (153,700 shares) of common stock.
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Item 3 - Employee/Officer/Trustee Information
Check this box to indicate whether you are an employee, officer or trustee of TierOne Bank or a member of such person's immediate family living in the same household.
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Item 4 - Method of Payment by Check
Indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order. Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of TierOne Bank) or by check, bank draft or money order payable to TierOne Bank. Your funds will earn interest at TierOne Bank's passbook rate of interest until the conversion is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!)
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Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at TierOne Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
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Item 6 - Purchaser Information
          a. Check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on December 31,
             2000.
          b. Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on
             xxxxxxxx xx, 2002.
          c. Check this box if you are a depositor with a deposit account(s) as of xxxxxxx xx, 2002 or a borrower as of June 1, 1995 and continue to be a borrower as of xxxxxxx xx, 2002.
Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.
         Note: Failure to list all your accounts or loans may result in the loss of part or all of your subscription rights.
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Items 7, 8 and 9 - Stock Registration/Form of Stock Ownership, Names and Telephone Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your
TierOne Corporation common stock. Complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.
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Item 10 - NASD Affiliation
Check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11 - Associates Acting in Concert
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12 - Acknowledgement
Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full service branch office of TierOne Bank. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by
TierOne Bank no later than x:00 p.m., Central Daylight Time, on Xxxxxx, xxxxx xx, 2002 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form and certification form, you may call our conversion Center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.
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